UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2010

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California	90502
(Address of Principal Executive Offices)	(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2010, Drew H. Webb resigned as Executive Vice President of Sales and Marketing of Farmer Bros. Co., a Delaware corporation (the “Company”). As a result, among other things, (i) Mr. Webb’s employment and the Employment Agreement, dated as of March 3, 2008, as amended, between the Company and Mr. Webb (the “Webb Employment Agreement”) will terminate, (ii) Mr. Webb may be entitled to certain severance payments and benefits as described in the Webb Employment Agreement, subject to the conditions therein, and (iii) if Mr. Webb is entitled to such severance, he will be required to release all related claims against the Company. The Webb Employment Agreement is described in the section entitled “Executive Compensation—Employment Agreements and Arrangements—Webb Employment Agreement” of the Company’s definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on October 28, 2009 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 23, 2010

FARMER BROS. CO.

By:	/S/ JEFFREY A. WAHBA
Name:	Jeffrey A. Wahba
Title:	Treasurer, Chief Financial Officer

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